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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

HALIS, Inc.
Atlanta, Georgia

         We hereby consent to the incorporation by reference in Registration Statement No. 33-22588 on Form S-8 dated June 16, 1988, No. 33-22591 on Form S-8 dated June 16, 1988, No. 33-38257 on Form S-8 dated December 19, 1990, No. 33-38258 on Form S-8 dated December 19, 1990, No. 33-53702 on Form S-8 dated October 20, 1992, and No. 33-53704 on Form S-8 dated October 20, 1992, of our report dated March 7, 1997, relating to the financial statements of HALIS, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

/s/ HABIF, AROGETI & WYNNE, P.C.



Atlanta, Georgia
April 10, 1997